UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2017

MMA Capital Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O’Donnell St, Suite 600, Baltimore, Maryland		21224
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 16, 2017, the Company held its annual meeting of shareholders. At that meeting, the shareholders of the Company re-elected Steven S. Bloom and Lisa Kay to the Board of Directors for a three-year term, approved a non-binding resolution approving the compensation of the named executive officers of the Company and ratified the appointment of KPMG, LLP as independent registered public accountant for the calendar year ending 2017.  As to these matters, the numbers of votes cast for or against, as well as the number of abstentions and broker non-votes, are as set forth below:

1.	Election of directors nominated by MMA Capital Management, LLC to serve for a term to expire in 2020 and until their successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Steven S. Bloom	1,616,142	222,341	306,874	2,695,540
Lisa Kay	1,882,079	258,682	4,596	2,695,540

2.	The non-binding Advisory Vote on Executive Compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,004,490	59,837	81,030	2,695,540

3.	Ratification of KPMG, LLP as independent registered public accounting firm for 2017:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,359,750	465,672	15,475	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Management, LLC

May 22, 2017	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President